Exhibit 99.1

AGREEMENT AMONGST THE NAMED INSURED

WHEREAS, pursuant to Regulation § 270.17g-1 of the Investment Company Act of 1940, as amended, every registered management investment company is required to maintain a fidelity bond covering all officers and employees of such investment company having access to securities or funds of the investment company; and

WHEREAS, the regulation permits such registered management investment company to participate in a fidelity bond with other registered investment companies which are managed and/or whose shares are distributed by the same persons (or affiliates of such persons) or persons engaged in the management and/or distribution of shares of such companies, such bond to be known as a “joint insured bond”; and

WHEREAS, the undersigned have elected to participate in a joint insured bond,

NOW, THEREFORE, it is agreed that in the event recovery is received under the bond as a result of the loss sustained by a registered management investment company and one or more of the other named insured, the registered management investment company shall receive an equitable and proportionate share of the recovery, which shall be at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage required by law.

SUNAMERICA EQUITY FUNDS

SunAmerica International Dividend Strategy Fund

SunAmerica Japan Fund

SUNAMERICA INCOME FUNDS

SunAmerica Flexible Credit Fund

SunAmerica Strategic Bond Fund

SunAmerica U.S. Government Securities Fund

SUNAMERICA MONEY MARKET FUNDS, INC.

SunAmerica Government Money Market Fund (f/k/a SunAmerica Money Market Fund)

SUNAMERICA SERIES, INC.

Focused Dividend Strategy Portfolio

SunAmerica Strategic Value Portfolio

SunAmerica Active Allocation Portfolio

SunAmerica Multi-Asset Allocation Portfolio

SunAmerica Select Dividend Growth Portfolio

Focused Dividend Strategy II Portfolio

SUNAMERICA SENIOR FLOATING RATE FUND, INC.

SUNAMERICA GOLDMAN SACHS DIVERSIFIED YIELD FUND, INC.

SUNAMERICA SPECIALTY SERIES

2020 High Watermark Fund

SunAmerica Commodity Strategy Fund

SunAmerica Global Trends Fund

SunAmerica Focused Alpha Growth Fund

SunAmerica Focused Alpha Large-Cap Fund

SunAmerica Income Explorer Fund

SunAmerica Small-Cap Fund

ANCHOR SERIES TRUST

Asset Allocation Portfolio

Capital Appreciation Portfolio

Government and Quality Bond Portfolio

Growth and Income Portfolio

Growth Portfolio

SA BlackRock Multi-Asset Income Portfolio

Natural Resources Portfolio

Strategic Multi-Asset Portfolio

Dated: September 1, 2016	By:	/s/ Thomas D. Peeney
Thomas D. Peeney
Assistant Secretary

SEASONS SERIES TRUST

Allocation Balanced Portfolio

Allocation Growth Portfolio

Allocation Moderate Growth Portfolio

Allocation Moderate Portfolio

Asset Allocation: Diversified Growth Portfolio

Diversified Fixed Income Portfolio

International Equity Portfolio

Large Cap Growth Portfolio

Large Cap Value Portfolio

Mid Cap Growth Portfolio

Mid Cap Value Portfolio

Multi-Managed Growth Portfolio

Multi-Managed Income Portfolio

Multi-Managed Income/Equity Portfolio

Multi-Managed Moderate Growth Portfolio

Real Return Portfolio

SA Columbia Focused Growth Portfolio

SA Columbia Focused Value Portfolio

Small Cap Portfolio

Stock Portfolio

SUNAMERICA SERIES TRUST

Aggressive Growth Portfolio

American Funds Asset Allocation SAST Portfolio

American Funds Global Growth SAST Portfolio

American Funds Growth SAST Portfolio

American Funds Growth-Income SAST Portfolio

Balanced Portfolio

Blue Chip Growth Portfolio

Capital Growth Portfolio

Ultra Short Bond Portfolio (f/k/a Cash Management Portfolio)

Corporate Bond Portfolio

SA Legg Mason BW Large-Cap Value Portfolio

“Dogs” of Wall Street Portfolio

Emerging Markets Portfolio

Equity Index Portfolio

Equity Opportunities Portfolio

Foreign Value Portfolio

Fundamental Growth Portfolio

Global Bond Portfolio

Global Equities Portfolio

Growth Opportunities Portfolio

Growth-Income Portfolio

High-Yield Bond Portfolio

International Diversified Equities Portfolio

International Growth and Income Portfolio

Mid-Cap Growth Portfolio

Real Estate Portfolio

SA AB Growth Portfolio (f/k/a Alliance Growth Portfolio)

SA JPMorgan MFS Core Bond Portfolio (f/k/a Total Return Bond Portfolio)

SA Janus Focused Growth Portfolio (f/k/a SA Marsico Focused Growth Portfolio)

SA MFS® Massachusetts Investors Trust Portfolio

SA MFS® Total Return Portfolio Small & Mid Cap Value Portfolio

Small Company Value Portfolio

SunAmerica Dynamic Allocation Portfolio

SunAmerica Dynamic Strategy Portfolio

Technology Portfolio

Telecom Utility Portfolio

VCPsm Managed Asset Allocation SAST Portfolio

VCPsm Total Return Balanced Portfolio

VCPsm Value Portfolio

SA BlackRock VCP Global Multi Asset Portfolio

SA Schroders VCP Global Allocation Portfolio

SA T. Rowe Price VCP Balanced Portfolio

VALIC COMPANY I

Asset Allocation Fund

Blue Chip Growth Fund

Broad Cap Value Income Fund

Capital Conservation Fund

Core Equity Fund

Dividend Value Fund

Dynamic Allocation Fund

Emerging Economies Fund

Foreign Value Fund

Global Real Estate Fund

Global Social Awareness Fund

Global Strategy Fund

Government Securities Fund

Growth & Income Fund

Growth Fund

Health Sciences Fund

Inflation Protected Fund

International Equities Index Fund

International Government Bond Fund

International Growth Fund

Large Cap Core Fund

Large Capital Growth Fund

Mid Cap Index Fund

Mid Cap Strategic Growth Fund

Money Market I Fund

Nasdaq-100® Index Fund

Science & Technology Fund

Small Cap Aggressive Growth Fund

Small Cap Fund

Small Cap Index Fund

Small Cap Special Values Fund

Small-Mid Growth Fund

Stock Index Fund

Value Fund

VALIC COMPANY II

Aggressive Growth Lifestyle Fund

Capital Appreciation Fund

Conservative Growth Lifestyle Fund

Core Bond Fund

High Yield Bond Fund

International Opportunities Fund

Large Cap Value Fund

Mid Cap Growth Fund

Mid Cap Value Fund

Moderate Growth Lifestyle Fund

Money Market II Fund

Small Cap Growth Fund

Small Cap Value Fund

Socially Responsible Fund

Strategic Bond Fund

Dated: September 1, 2016	By:	/s/ Kathleen Fuentes
Kathleen Fuentes
Secretary